Exhibit 1.1

EXECUTION COPY

PURCHASE AGREEMENT

$203,000,000

Kimball Hill, Inc.

10 1/2% Senior Subordinated Notes due 2012

Purchase Agreement

December 14, 2005

J.P. Morgan Securities Inc.
As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

Kimball Hill, Inc., an Illinois corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $203,000,000 principal amount of its 10½% Senior Subordinated Notes due 2012 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of December 19, 2005 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated December 2, 2005 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (the “Time of Sale Information”): a Preliminary Offering Memorandum dated December 2, 2005, as supplemented and amended by the written communications listed on Annex A hereto, including a term sheet substantially in the form of Annex B if such term sheet has been prepared at the Time of Sale.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.(a)  The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.671% of the principal amount thereof plus accrued interest, if any, from December 19, 2005 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)          within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)           in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided, that such offers and sales shall be made in accordance with the provisions of this Agreement and all applicable laws.

(e)           The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

(f)            Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Offering

Memorandum, (ii) any written communication listed on Annex A or prepared pursuant to Section 3(b) or Section 4(c) below, (iii) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Preliminary Offering Memorandum.

2.             Payment and Delivery. (a)  Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on December 19, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

(a)           Offering Memorandum. The Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

(b)           Time of Sale Information. (1) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information. (2) Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representative.

(c)           Financial Statements. The financial statements and the related notes thereto of the Company and its subsidiaries included in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the Time of Sale Information and the Offering Memorandum; and the other financial information included in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.

(d)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Time of Sale Information and the Offering Memorandum, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity that is material to the Company and its subsidiaries taken as a whole, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of the foregoing clauses (i) and (ii) as otherwise disclosed in the Time of Sale Information and the Offering Memorandum.

(e)           Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate, limited liability or partnership power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). Schedule 3 hereto sets forth all of the consolidated subsidiaries of the Company as of the date hereof.

(f)            Capitalization. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization” (except for any subsequent issuances of capital stock pursuant to the exercise of stock options or under existing employee benefit plans); and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in the Time of Sale Information and the Offering Memorandum) and, to the extent owned by the Company or any of its subsidiaries, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Time of Sale Information and the Offering Memorandum.

(g)           Due Authorization. The Company and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)           The Indenture. The Indenture has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture that is qualified thereunder.

(i)            The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)            The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, the Registration Rights Agreement will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l)            Descriptions of the Transaction Documents. Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(m)          No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(n)           No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the

Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or other “significant subsidiaries” (as defined in Regulation S-X under the Exchange Act) of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Consents Required. Assuming the accuracy of the Initial Purchasers’ representations and warranties contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act and applicable state securities laws as contemplated by the Registration Rights Agreement or (iii) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(q)           Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(r)            Title to Real and Personal Property. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)           Title to Intellectual Property. Except as disclosed in the Time of Sale Information and the Offering Memorandum, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and to the knowledge of the Company, the conduct of their respective businesses does not conflict with any such rights of others other than those conflicts that would not reasonably be expected to result in a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any such rights of others.

(t)            Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(u)           Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where failure to make such payment or filing would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets (except for such taxes that are not delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP).

(v)           Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and each of the

Guarantors, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect

(x)            Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except with respect to each of the foregoing clauses (i) through (iii), for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(y)           Compliance with ERISA. Each employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) except where any noncompliance would not reasonably be expected to result in a Material Adverse Effect; no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan except where any such transaction would not reasonably be expected to result in a Material Adverse Effect; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions except where any funding deficiency or the amount by which benefits accrued exceed the fair market value of assets would not reasonably be expected to result in a Material Adverse Effect.

(z)            Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)         Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business.

(bb)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any current director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)         Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) to the Company’s knowledge, the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(dd)         No Restrictions on Subsidiaries. No Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Guarantor’s capital stock, from repaying to the Company any loans or advances to such Guarantor from the Company or from transferring any of such Guarantor’s properties or assets to the Company or any other subsidiary of the Company

(ee)         No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ff)           Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(gg)         No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(hh)         No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ii)           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(jj)           No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(kk)         Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)       Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

4.             Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)           Amendments or Supplements. (i) Before making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review and will not distribute any such proposed amendment or supplement to which the Representative reasonably objects and (ii) before preparing, using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (which written communication shall be listed on Annex A hereto), the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(c)           Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(d)           Ongoing Compliance of the Offering Memorandum. (1) If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with the law.

(e)           Blue Sky Compliance. The Company will cooperate with the Initial Purchasers and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as reasonably required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its certificate of incorporation, by-laws or other organization documents.

(f)            Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities (other than loans pursuant to credit facilities described in the Time of Sale Information and the Offering Memorandum or loans paid off by the Company or any of its subsidiaries in the ordinary course of business) issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(g)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(h)           Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i)            PORTAL and DTC. The Company will use its reasonable best efforts to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j)            No Resales by the Company. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(k)           No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(l)            No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage with respect to the Securities in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(m)          No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.             Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions.

(a)           Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)           No Downgrade. Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representation set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct in all material respects (except for the representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche, LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinions of Counsel for the Company. (i) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-1 hereto,  (ii) each of (A) Holland & Knight LLP, local counsel to the Company for Florida, (B) Rice Silbey Reuther & Sullivan, LLP, local counsel to the Company for Nevada, (C) Joondeph & Bittel, LLP, local counsel to the Company for Ohio, (D) Miller Nash LLP, local counsel to the Company for Oregon and Washington, (E) Coats, Rose, Yale, Ryman & Lee, P.C., local counsel to the Company for Texas and (F) Michael Best & Friedrich LLP, local counsel to the Company for Wisconsin shall have furnished to the Representative, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, in each case to the effect set forth in Annex D-2 hereto and (iii) Brian A. Loftus, general counsel of the Company shall have furnished to the Representative, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-3 hereto.

(g)           Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i)            Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(k)           PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(l)            Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Time of Sale Information, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser (or any of its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and the untrue statement in or omission from such Time of Sale Information was corrected in subsequent Time of Sale Information prior to the Time of Sale.

(b)           Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and their respective directors, officers, employees, managers, members and general partners and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in any of the Time of Sale Information and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following:  the third paragraph, the eleventh paragraph (fourth and fifth sentences only) and the thirteenth paragraph under the heading “Plan of distribution” and, with respect to each Initial Purchaser, such Initial Purchaser’s name as it appears on the cover.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

7.             Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or (v) the representation in Section 3(b) is incorrect in any respect.

8.             Defaulting Initial Purchaser.(a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

9.             Payment of Expenses.(a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the

Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company but not the Initial Purchasers in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 7(ii) or 7(v) (other than pursuant to clause (v) of Section 7 if the Company and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers other than as a result of a breach by the Initial Purchasers of their representations, warranties or covenants contained herein or (iii) the Initial Purchasers decline to purchase (which, for the avoidance of doubt, shall not include a termination under Section 8 hereof) the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

10.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, the affiliates, officers and directors of each Initial Purchaser and the officers, directors, members, managers and general partners of the Company and each Guarantor referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

11.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

12.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

13.           Miscellaneous. (a)  Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax:  (212) 270-1063); Attention:  David Lynch. Notices to the Company and the Guarantors shall be given to them at c/o Kimball Hill, Inc., 5999 New Wilke Road, Suite 504, Rolling Meadows, IL 60008, (fax: (847) 981-2980); Attention: General Counsel, with a copy to Mr. Michael Timmers, Esq., Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, IL (fax: (312) 861-2200.

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

KIMBALL HILL, INC.

By:	/s/ David K. Hill
Name: David K. Hill
Title: Chairman, Chief Executive Officer
and Director

Guarantors:

CACTUS HILLS, LLC
KIMBALL HILL HOMES AUSTIN INVESTMENTS,
L.L.C.
KIMBALL HILL HOMES AUSTIN OPERATIONS,
L.L.C.
KIMBALL HILL HOMES DALLAS INVESTMENTS,
L.L.C.
KIMBALL HILL HOMES DALLAS OPERATIONS, .
L.L.C
KIMBALL HILL HOMES HOUSTON INVESTMENTS,
L.L.C.
KIMBALL HILL HOMES HOUSTON OPERATIONS,
L.L.C.
KIMBALL HILL TEXAS INVESTMENT COMPANY,
L.L.C.

By:	/s/ David K. Hill
Name:	David K. Hill
Title:	Manager

EAST LAKE PARK, INC.
KIMBALL HILL FAR EAST DETROIT, LLC
KIMBALL HILL STATEWAY, INC.

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President and Treasurer

KH FINANCIAL HOLDING COMPANY
KHH TEXAS TRADING COMPANY L.P.
KIMBALL HILL HOMES AUSTIN, L.P.
KIMBALL HILL HOMES CALIFORNIA, INC.
KIMBALL HILL HOMES DALLAS, L.P.
KIMBALL HILL HOMES FLORIDA, INC.
KIMBALL HILL HOMES HOUSTON, L.P.
KIMBALL HILL HOMES ILLINOIS, LLC
KIMBALL HILL HOMES NEVADA, INC.
KIMBALL HILL HOMES OHIO, INC.
KIMBALL HILL HOMES OREGON, INC.
KIMBALL HILL HOMES REALTY FLORIDA, INC.
KIMBALL HILL HOMES SAN ANTONIO, L.P.
KIMBALL HILL HOMES TEXAS, INC.
KIMBALL HILL HOMES WASHINGTON, INC.
KIMBALL HILL HOMES WISCONSIN, INC.
NATIONAL CREDIT AND GUARANTY
CORPORATION
RIVER OAKS REALTY, L.P.

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

18TH AND PEORIA, LLC

By: Kimball Hill Suburban Centers, L.L.C., its manager

By: Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

KIMBALL HILL SUBURBAN CENTERS, L.L.C.
KIMBALL HILL URBAN CENTERS, L.L.C.
THE GLENS AT WESTLAKE, L.L.C.

By:	Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

KIMBALL HILL URBAN CENTERS CHICAGO ONE,
L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO TWO, L.L.C.

By:	Kimball Hill Urban Centers, L.L.C., its manager

By:	Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

BRIDLE RIDGE LIMITED PARTNERSHIP
PARKVIEW LIMITED PARTNERSHIP
RIVER POINTE LIMITED PARTNERSHIP
SONATA AT MORADA RANCH LIMITED
PARTNERSHIP
WINDMILL PARK LIMITED PARTNERSHIP

By:	Kimball Hill Homes California, Inc., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL BELLEVUE RANCH, LLC
KIMBALL HILL REFLECTIONS, LLC
KIMBALL HILL SHELDON LAKES, LLC
KIMBALL HILL VILLAGES, LLC

By:	Kimball Hill Homes California, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CHADWICK FARMS LIMITED
PARTNERSHIP
KIMBALL WEST FRISCO LIMITED PARTNERSHIP

By:	Kimball Hill Homes Dallas, L.P., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CALUSA PALMS LIMITED
PARTNERSHIP
KIMBALL HILL MARBELLA ESTATES LIMITED
PARTNERSHIP

By:	Kimball Hill Homes Florida, Inc., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

INDIAN TRAILS LIMITED PARTNERSHIP

By:	Kimball Hill Homes Houston, L.P., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL TX PROPERTIES, LLC

By:	Kimball Hill Homes Houston, L.P., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

ASTOR PLACE LIMITED PARTNERSHIP
BOLINGBROOK LIMITED PARTNERSHIP
EDGEWATER LIMITED PARTNERSHIP
HUNTINGTON CHASE LIMITED PARTNERSHIP
LEGEND LAKES LIMITED PARTNERSHIP
THE GLEN TOWNHOMES LIMITED PARTNERSHIP
THE HAMILTON PLACE PARTNERSHIP
WATERFORD LIMITED PARTNERSHIP
WHISPERING MEADOW LIMITED PARTNERSHIP
WHITE OAK LIMITED PARTNERSHIP

By:	Kimball Hill Homes Illinois, LLC, its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KH INGHAM PARK SOUTH, LLC
KH SRAV II, LLC

By:	Kimball Hill Homes Illinois, LLC, its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CENTENNIAL HEIGHTS LIMITED
PARTNERSHIP
KIMBALL HILL HEATHERS/CAPAROLA LIMITED
PARTNERSHIP
KIMBALL MOUNTAIN FIRST LIMITED
PARTNERSHIP

By:	Kimball Hill Homes Nevada, Inc., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL COVE LIMITED PARTNERSHIP
KIMBALL HILL LYNDEN PARK II LIMITED
PARTNERSHIP

By:	Kimball Hill Homes Texas, Inc., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

RIVER OAKS HOMES, L.L.P.

By:	Kimball Hill Homes Texas, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

GABLES AT HIDDENBROOK LIMITED
PARTNERSHIP

By:	Kimball Hill Homes Washington, Inc., its general
partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

PARK SHORE, L.L.C.

By:	Kimball Hill Homes Wisconsin, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

Accepted: December 14, 2005

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By:	/s/ Timothy Donohue
Name:
Title: Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities Inc.	$142,100,000
Harris Nesbitt Corp.	$60,900,000

Total	$203,000,000

Schedule 2

Guarantors

18th and Peoria, LLC

Astor Place Limited Partnership

Bolingbrook Limited Partnership

Bridle Ridge Limited Partnership

Cactus Hills, LLC

East Lake Park, Inc.

Edgewater Limited Partnership

Gables at Hiddenbrook Limited Partnership

Huntington Chase Limited Partnership

Indian Trails Limited Partnership

KH Financial Holding Company

KH Ingham Park South, LLC

KH SRAV II, LLC

KHH Texas Trading Company L.P.

Kimball Cove Limited Partnership

Kimball Hill Bellevue Ranch, LLC

Kimball Hill Calusa Palms Limited Partnership

Kimball Hill Centennial Heights Limited Partnership

Kimball Hill Chadwick Farms Limited Partnership

Kimball Hill Far East Detroit, LLC

Kimball Hill Heathers/Caparola Limited Partnership

Kimball Hill Homes Austin Investments, L.L.C.

Kimball Hill Homes Austin Operations, L.L.C.

Kimball Hill Homes Austin, L.P.

Kimball Hill Homes California, Inc.

Kimball Hill Homes Dallas Investments, L.L.C.

Kimball Hill Homes Dallas Operations, L.L.C.

Kimball Hill Homes Dallas, L.P.

Kimball Hill Homes Florida, Inc.

Kimball Hill Homes Houston Investments, L.L.C.

Kimball Hill Homes Houston Operations, L.L.C.

Kimball Hill Homes Houston, L.P.

Kimball Hill Homes Illinois, LLC

Kimball Hill Homes Nevada, Inc.

Kimball Hill Homes Ohio, Inc.

Kimball Hill Homes Oregon, Inc.

Kimball Hill Homes Realty Florida, Inc.

Kimball Hill Homes San Antonio, L.P.

Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Washington, Inc.

Kimball Hill Homes Wisconsin, Inc.

Kimball Hill Lynden Park II Limited Partnership

Kimball Hill Marbella Estates Limited Partnership

Kimball Hill Reflections, LLC

Kimball Hill Sheldon Lakes, LLC

Kimball Hill Stateway, Inc.

Kimball Hill Suburban Centers, L.L.C.

Kimball Hill Texas Investment Company, L.L.C.

Kimball Hill TX Properties, LLC

Kimball Hill Urban Centers Chicago One, L.L.C.

Kimball Hill Urban Centers Chicago Two, L.L.C.

Kimball Hill Urban Centers, L.L.C.

Kimball Hill Villages, LLC

Kimball Mountain First Limited Partnership

Kimball West Frisco Limited Partnership

Legend Lakes Limited Partnership

National Credit and Guaranty Corporation

Park Shore, L.L.C.

Parkview Limited Partnership

River Oaks Homes, L.L.P.

River Oaks Realty, L.P.

River Pointe Limited Partnership

Sonata at Morada Ranch Limited Partnership

The Glen Townhomes Limited Partnership

The Glens at Westlake, L.L.C.

The Hamilton Place Partnership

Waterford Limited Partnership

Whispering Meadow Limited Partnership

White Oak Limited Partnership

Windmill Park Limited Partnership

Schedule 3

Subsidiaries and Other Consolidated Entities

Company Name	Parent(s)

18th and Peoria, LLC (IL)	Kimball Hill Suburban Centers, L.L.C.

Astor Place Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC

Kimball Hill, Inc.

Eastgate Ceres Venture, LLC

Bolingbrook Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

Bridle Ridge Limited Partnership (CA)	Kimball Hill Homes California, Inc. Kimball Hill, Inc.

Cactus Hills, LLC (NV)	Kimball Hill Homes Nevada, Inc.

East Lake Park, Inc. (WI)	Kimball Hill, Inc.

Edgewater Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

Gables at Hiddenbrook Limited Partnership (WA)	Kimball Hill Homes Washington, Inc. Kimball Hill, Inc.

Huntington Chase Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

Kimball Hill Homes California, Inc. (CA)	Kimball Hill, Inc.

Kimball Hill Homes Dallas Investments, L.L.C. (IL)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Dallas Operations, L.L.C. (TX)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Dallas, L.P. (TX)	Kimball Hill Homes Dallas Operations, L.L.C. Kimball Hill Homes Dallas Investments, L.L.C.

Kimball Hill Homes Florida, Inc. (FL)	Kimball Hill, Inc.

Kimball Hill Homes Houston Investments, L.L.C. (IL)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Houston Operations, L.L.C. (TX)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Houston, L.P. (TX)	Kimball Hill Homes Houston Operations, L.L.C. Kimball Hill Homes Houston Investments, L.L.C.

Kimball Hill Homes Illinois, LLC (IL)	Kimball Hill, Inc.

Sch. 3-1

Company Name	Parent(s)

Kimball Hill Homes Nevada, Inc. (NV)	Kimball Hill, Inc.

Kimball Hill Homes Ohio, Inc. (OH)	Kimball Hill, Inc.

Kimball Hill Homes Oregon, Inc. (OR)	Kimball Hill, Inc.

Kimball Hill Homes Realty Florida, Inc. (FL)	Kimball Hill Homes Florida, Inc.

Kimball Hill Homes San Antonio, L.P. (TX)	Kimball Hill Homes Houston Operations, L.L.C. Kimball Hill Homes Houston Investments, L.L.C.

Kimball Hill Homes Texas, Inc. (TX)	Kimball Hill, Inc.

Kimball Hill Homes Washington, Inc. (WA)	Kimball Hill, Inc.

Kimball Hill Homes Wisconsin, Inc. (WI)	Kimball Hill, Inc.

Kimball Hill Lynden Park II Limited Partnership (TX)	Kimball Hill Homes Texas, Inc. Kimball Hill, Inc.

Kimball Hill Marbella Estates Limited Partnership (FL)	Kimball Hill Homes Florida, Inc.

Indian Trials Limited Partnership (IL)	Kimball Hill Homes Houston, L.P. Kimball Hill, Inc.

KH Financial Holding Company (IL) (Qualified in TX, FL, WI and OR)	Kimball Hill, Inc.

KH Financial, L.P. (Registered in TX, CA, NV, FL, WI, OH and WA)	KH Financial Holding Company Kimball Hill Texas Investment Company, L.L.C.

KH Ingham Park South, LLC (IL)	Kimball Hill Homes Illinois, LLC

KH SRAV I, LLC (DE) (Qualified in IL)	Kimball Hill Homes Illinois, LLC Residential Funding Corporation

KH SRAV II, LLC (IL)	Kimball Hill Homes Illinois, LLC

KHH Texas Trading Company L.P. (TX)	Kimball Hill Homes Dallas Operations, L.L.C. Kimball Hill Homes Dallas Investments, L.L.C.

Kimball Cove Limited Partnership (TX)	Kimball Hill Homes Texas, Inc. Kimball Hill, Inc.

Kimball Hill Bellevue Ranch, LLC (CA)	Kimball Hill Homes California, Inc.

Kimball Hill Calusa Palms Limited Partnership (FL)	Kimball Hill Homes Florida, Inc. Kimball Hill, Inc.

Kimball Hill Centennial Heights Limited Partnership (NV)	Kimball Hill Homes Nevada, Inc. Kimball Hill, Inc.

Sch. 3-2

Company Name	Parent(s)

Kimball Hill Chadwick Farms Limited Partnership (TX)	Kimball Hill Homes Dallas, L.P. Kimball Hill, Inc.

Kimball Hill Far East Detroit, LLC (IL)	Kimball Hill Urban Centers, L.L.C.

Kimball Hill Heathers/Caparola Limited Partnership (NV)	Kimball Hill Homes Nevada, Inc. Kimball Hill, Inc.

Kimball Hill Homes Austin Investments, L.L.C. (IL)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Austin Operations, L.L.C. (TX)	Kimball Hill Homes Texas, Inc.

Kimball Hill Homes Austin, L.P. (TX)	Kimball Hill Homes Austin Operations, L.L.C. Kimball Hill Homes Austin Investments, L.L.C.

Kimball Hill, Inc.

Kimball Hill Reflections, LLC (CA)	Kimball Hill Homes California, Inc.

Kimball Hill Sheldon Lakes, LLC (CA)	Kimball Hill Homes California, Inc.

Kimball Hill Stateway, Inc. (IL)	Kimball Hill, Inc.

Kimball Hill Suburban Centers, L.L.C. (IL)	Kimball Hill, Inc.

Kimball Hill Texas Investment Company, L.L.C. (IL) (Registered in CA)	Kimball Hill, Inc.

Kimball Hill TX Properties, LLC (TX)	Kimball Hill Homes Houston, L.P.

Kimball Hill Urban Centers Chicago One, L.L.C. (IL)	Kimball Hill Urban Centers, L.L.C.

Kimball Hill Urban Centers Chicago Two, L.L.C. (IL)	Kimball Hill Urban Centers, L.L.C.

Kimball Hill Urban Centers, L.L.C. (IL)	Kimball Hill, Inc.

Kimball Hill Villages, LLC (CA)	Kimball Hill Homes California, Inc.

Kimball Mountain First Limited Partnership (NV)	Kimball Hill Homes Nevada, Inc. Kimball Hill, Inc.

Kimball West Frisco Limited Partnership (TX)	Kimball Hill Homes Dallas, L.P. Kimball Hill, Inc.

Legend Lakes Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC

National Credit and Guaranty Corporation (DE)	Kimball Hill, Inc.

Sch. 3-3

Company Name	Parent(s)

(Qualified in WA, CA, FL, OH, OR, TX, NV and IL)

(Registered in WI)

Park Shore, L.L.C. (WI)	Kimball Hill Homes Wisconsin, Inc.

Parkview Limited Partnership (CA)	Kimball Hill Homes California, Inc. Kimball Hill, Inc.

Regency Oaks Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC WRI Investments III LLC

River Oaks Homes, L.L.P. (TX)	Kimball Hill Homes Texas, Inc. Kimball Hill Texas Investment Company, L.L.C.

River Oaks Realty, L.P. (TX)	Kimball Hill Homes Houston Operations, L.L.C. Kimball Hill Homes Houston Investments, L.L.C.

River Pointe Limited Partnership (CA)	Kimball Hill Homes California, Inc. Kimball Hill, Inc.

Sonata At Morada Ranch Limited Partnership (CA)	Kimball Hill Homes California, Inc. Kimball Hill, Inc.

Sunridge Park Limited Partnership (CA)	Kimball Hill Homes California, Inc. WRI FM Investments III LLC

Terramina LLC (DE) (Registered in NV)	Kimball Hill Homes Nevada, Inc. Residential Funding Corporation

The Glen Townhomes Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

The Glens at Westlake, L.L.C. (IL) (Registered in OH)	Kimball Hill, Inc.

The Hamilton Place Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc. Hill, David K.

Waterford Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

Whispering Meadow Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

White Oak Limited Partnership (IL)	Kimball Hill Homes Illinois, LLC Kimball Hill, Inc.

Sch. 3-4

Company Name	Parent(s)

Windmill Park Limited Partnership (CA)	Kimball Hill Homes California, Inc. Kimball Hill, Inc.

Wynndam, LLC (DE) (Registered in NV)	Kimball Hill Homes Nevada, Inc. Residential Funding Corporation

Sch. 3-5

ANNEX A

Time of Sale Information

1. Pricing Term Sheet as set forth in Annex B hereto

2. The below information Posted on Bloomberg on December 12, 2005:

*** Kimball Hill talk, cov changes, timing ***
         $200mm 7nc4 Sr Subs via JPM

Talk:	10½ - ¾
Timing:	Books close 5pm ET tomorrow (12/13)
Pricing Wednesday 12/14 morning

Covenant changes:
*	Incurrence test: was 2.0x coverage; now 3.5x leverage
stepping down to 3.0x leverage in March ‘08
*	New RP covenant: no dividends, regardless of RP builder,
	until either	(1) the company does an IPO or
(2) PF leverage < 3.0x
(in either case, subject to existing RP covenant)

This communication is for informational purposes only. It is not intended as an offer or solicitation for the purchase or sale of any financial instrument or as an official confirmation of any transaction. All market prices,  data and other information are not warranted as to completeness or accuracy andare subject to change without notice. Any comments or statements made herein do not necessarily reflect those of JPMorgan Chase & Co., its subsidiaries and affiliates

3. The below information emailed on December 13, 2005:

Text of Email:

THIS OFFERING IS AVAILABLE ONLY TO INVESTORS WHO ARE EITHER (1) QIBS UNDER RULE 144A OR (2) NON-U.S. PERSONS OUTSIDE OF THE U.S.

Attached hereto are changes in PDF format to the Description of Notes section of the Preliminary Offering Memorandum dated December 2, 2005 relating to the debt securities of Kimball Hill, Inc. (the “Issuer”).

To be eligible to view these changes to the Description of Notes section of the Preliminary Offering Memorandum or make an investment decision with respect to the securities, investors must be either (1) Qualified Institutional Buyers (“QIBs”) (within the meaning of Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”)), or (2) non-U.S. persons (within the meaning of Regulation S under the Securities Act)  outside the U.S. These changes are being sent at your request and by accepting this e-mail and accessing these changes to the Description of Notes section of the Preliminary Offering Memorandum, you shall be deemed to have represented to us that (1) you and any customers you represent are either (a) QIBs or (b) not a U.S. person and the electronic mail address that you gave us and to which this e-mail has been delivered is not located in the U.S. and (2) you consent to delivery of such Preliminary Offering Memorandum by electronic transmission.

NOTHING IN THIS ELECTRONIC TRANSMISSION CONSTITUTES AN OFFER OF SECURITIES FOR SALE OR SOLICITATION IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

THE SECURITIES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE LAWS OF OTHER JURISDICTIONS.

THIS ANNOUNCEMENT (WHICH ONLY INCLUDES THE ATTACHED CHANGES TO THE DESCRIPTION OF NOTES SECTION OF THE PRELIMINARY OFFERING MEMORANDUM) IS NOT TO BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND IS NOT TO BEREPRODUCED IN ANY MANNER WHATSOEVER. ANY FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS ANNOUNCEMENT IN WHOLE OR IN PART IS UNAUTHORIZED.  FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE SECURITIES ACT OR THE APPLICABLE LAWS OF OTHER JURISDICTIONS.

The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the initial purchasers or any affiliate of the initial purchasers is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the initial purchasers or such affiliate on behalf of the Issuer in such jurisdiction.

You should not reply by e-mail to this announcement, and you may not purchase any securities by doing so. Any reply e-mail communications, including those you generate by using the “Reply” function on your e-mail software, will be ignored or rejected.

In the United States, this announcement is made by J.P. Morgan Securities Inc. In the European Economic Area, this announcement is made by J.P. Morgan Securities Ltd.

Investors in the United States may obtain further information and copies of the changes to the Description of Notes section of the Preliminary Offering Memorandum, the Preliminary Offering Memorandum and the final Offering Memorandum, when available, by contacting their sales person at J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, or Zena Kalloo at telephone number (212) 270-5749.

(See attached file: Kimball Hill Description of Notes Changes.pdf)

This communication is for informational purposes only. It is not intended as an offer or solicitation for the purchase or sale of any financial instrument or as an official confirmation of any transaction. All market prices, data and other information are not warranted as to completeness or accuracy and are subject to change without notice. Any comments or statements made herein do not necessarily reflect those of JPMorgan Chase & Co., its subsidiaries and affiliates

Attachment to Email:

IMPORTANT NOTICE

THIS OFFERING IS AVAILABLE ONLY TO INVESTORS WHO ARE EITHER (1) QUALIFIED INSTITUTIONAL BUYERS (“QIBs”) UNDER RULE 144A OR (2) NON-U.S. PERSONS OUTSIDE OF THE U.S.

IMPORTANT:  You must read the following before continuing. The following applies to the changes to the Description of Notes section of the Preliminary Offering Memorandum following this page, and you are therefore advised to read this carefully before reading, accessing or making any other use of these changes or the Preliminary Offering Memorandum. In accessing these changes, you agree to be bound by the following terms and conditions, including any modifications to them any time you receive any information from us as a result of such access.

NOTHING IN THIS ELECTRONIC TRANSMISSION CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE SECURITIES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND THE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS OF OTHER JURISDICTIONS.

THE FOLLOWING CHANGES TO THE DESCRIPTION OF NOTES SECTION OF THE PRELIMINARY OFFERING MEMORANDUM MAY NOT BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS DOCUMENT IN WHOLE OR IN PART IS UNAUTHORIZED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE SECURITIES ACT OR THE APPLICABLE LAWS OF OTHER JURISDICTIONS.

Confirmation of your Representation:  In order to be eligible to view these changes to the Description of Notes section of the Preliminary Offering Memorandum or make an investment decision with respect to the securities, investors must be either (1) Qualified Institutional Buyers (“QIBs”) (within the meaning of Rule 144A under the Securities Act) or (2) non-U.S. persons (within the meaning of Regulation S under the Securities Act) outside the U.S. These changes are being sent at your request and by accepting the e-mail and accessing these changes to the Description of Notes section of the Preliminary Offering Memorandum, you shall be deemed to have represented to us that (1) you and any customers you represent are either (a) QIBs or (b) not a U.S. person and that the electronic mail address that you gave us and to which these changes has been delivered is not located in the U.S. and (2) that you consent to delivery of such changes by electronic transmission.

You are reminded that these changes to the Description of Notes section of the Preliminary Offering Memorandum has been delivered to you on the basis that you are a person into whose possession these changes and the Preliminary Offering Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not, nor are you authorized to, deliver these changes or the Preliminary Offering Memorandum to any other person.

The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the initial purchasers or any affiliate of the initial purchasers is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the initial purchasers or such affiliate on behalf of the Issuer in such jurisdiction.

These changes to the Description of Notes section of the Preliminary Offering Memorandum have been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently neither J.P. Morgan Securities Inc. (“JPMorgan”) nor any person who controls it nor any director, officer, employee nor agent of it or affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between these changes distributed to you in electronic format and the hard copy version available to you on request from JPMorgan.

Changes to the “Description of notes” section of the Kimball Hill, Inc. preliminary offering memorandum, dated December 2, 2005 (the “Preliminary Offering Memorandum):

The first paragraph under “Certain Covenants-Limitations on Additional Indebtedness” on page 79 of the Preliminary Offering Memorandum is amended as follows:

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, the Consolidated ~~Fixed Charge Coverage Ratio would be at least 2.00 to 1.00~~Leverage Ratio would be less than (a) 3.50 to 1.00 if such Indebtedness is incurred before March 1, 2008 or (ii) 3.00 to 1.00 if such Indebtedness is incurred on or after March 1, 2008 (the “Ratio Exception”).

Clause (5) of the second paragraph under “Certain Covenants-Limitations on Restricted Payments” on page 83 of the Preliminary Offering Memorandum is amended as follows:

14.           repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests issued, granted or awarded to an employee, director or consultant in respect of the payment of taxes payable by such employee, director or consultant upon such issuance, grant or award; or

The following paragraph is added at the end of “Certain Covenants-Limitations on Restricted Payments” on page 83 of the Preliminary Offering Memorandum:

Notwithstanding anything to the contrary contained in this covenant, the Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend or any other distribution on the Equity Interests of the Issuer that would constitute a Restricted Payment at any time prior a Public Equity Offering after the Issue Date unless, at the time of such Restricted Payment, (a) the Restricted Payment would otherwise be permitted by this covenant and (b) the Consolidated Leverage Ratio (calculated on a pro forma basis giving effect to such Restricted Payment) would be less than 3.00 to 1.00.

The following definition is deleted from “Certain Definitions” on pages 104-105 of the Preliminary Offering Memorandum:

~~“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements have been filed or required under the Indenture to be filed with the Trustee (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition,~~

~~Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:~~

~~(1)           the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and~~

~~(2)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.~~

~~If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than another Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.~~

~~In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:~~

~~(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;~~

~~(2)           if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and~~

~~(3)           notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.~~

The following definition is deleted from “Certain Definitions” on page 106 of the Preliminary Offering Memorandum:

 ~~“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to cost of sales of residential units and land (or a similar caption)).~~

The following definition is added to “Certain Definitions” on page 106 of the Preliminary Offering Memorandum:

“Consolidated Leverage Ratio” means, as of the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Transaction Date”), the ratio of (i) Total Indebtedness as of the Transaction Date, after giving effect to all incurrences and repayments of Indebtedness on the Transaction Date, to (ii) Consolidated Cash Flow Available for Fixed Charges for the most recent four consecutive full fiscal quarters for which financial statements have been filed or required under the Indenture to be filed with the Trustee (the “Four-Quarter Period”) ending on or prior to the Transaction Date.

For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges shall be calculated: (1) after giving effect on a pro forma basis for the period of such calculation to any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; and (2) by increasing (or decreasing if such amount is positive) Consolidated Cash Flow Available for Fixed Charges by the amount of minority interests of third parties in the net earnings of consolidated partnerships or other consolidated entities to the extent such amount was deducted (or added if such amount is positive) in determining Consolidated Net Income for the applicable period.

The last paragraph of the definition of “Indebtedness” under “Certain Definitions” on pages 112-113 of the Preliminary Offering Memorandum is amended as follows:

The Indenture will not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge ~~Coverage~~Leverage Ratio hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

The following definition is added to “Certain Definitions” on page 121 of the Preliminary Offering Memorandum:

 “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

The following definition is added to “Certain Definitions” on page 123 of the Preliminary Offering Memorandum:

“Total Indebtedness” means, as of any date, total consolidated Indebtedness of the Issuer and the Restricted Subsidiaries as of such date to the extent such Indebtedness (1) would be required to be recorded as a liability on a consolidated balance sheet of the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP or (2) constitutes Indebtedness of a Person (other than a Restricted Subsidiary) with respect to which there is recourse against the Company or any Restricted Subsidiary or any of their assets and that would be required to be recorded as a liability on a consolidated balance sheet of such Person prepared in accordance with GAAP.

ANNEX B

Pricing Term Sheet

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

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(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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Annex D-1

[Form of Opinion of Kirkland & Ellis LLP, Counsel for the Company]

1.                                       The Issuer and each of the Illinois Corporate Guarantors is a corporation or limited liability company existing and in good standing under the Illinois Business Corporation Act of 1983 or the Illinois Limited Liability Company Act, as applicable, and is qualified to do business and is in good standing in the states set forth opposite its name on Exhibit C attached hereto. Each of the Illinois Partnership Guarantors is a limited partnership existing under the Illinois Revised Uniform Limited Partnership Act.

2.                                       Each of the California Corporate Guarantors is a corporation or limited liability company existing and in good standing under the General Corporation Law of the State of California or the Beverly-Killea Limited Liability Company Act, as applicable, and is qualified to do business and is in good standing in the states set forth opposite its name on Exhibit C attached hereto. Each of the California Partnership Guarantors is a limited partnership existing under the California Revised Limited Partnership Act, as applicable.

3.                                       The Delaware Guarantor is a corporation existing and in good standing under the General Corporation Law of the State of Delaware and is qualified to do business and is in good standing in the states set forth opposite its name on Exhibit C attached hereto.

4.                                       The Purchase Agreement has been duly authorized, executed and delivered by the Issuer and each of the Covered Guarantors.

5.                                       The Indenture has been duly authorized, executed and delivered by the Issuer and each of the Covered Guarantors.

6.                                       The Indenture is a valid and binding obligation of the Issuer and each of the Guarantors, and is enforceable against the Issuer and each of the Guarantors in accordance with its terms.

7.                                       The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and each of the Covered Guarantors.

8.                                       The Registration Rights Agreement is a valid and binding obligation of the Issuer and each of the Guarantors, and is enforceable against the Issuer and each of the Guarantors in accordance with its terms.

9.                                       The Securities have been duly authorized, executed and delivered by the Issuer, and when the Securities are paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of

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the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute Securities under the terms of the Indenture, will constitute a valid and binding obligation of the Issuer, and will be enforceable against the Issuer in accordance with their terms.

10.                                 The Guarantees of the Securities have been duly executed and delivered by each of the Covered Guarantors and, when the Securities have been paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute a valid and binding obligation of each of the Guarantors and will be enforceable against each of the Guarantors in accordance with their terms.

11.                                 The Board of Directors, Management Committee, Manager or General Partner of the Issuer and each of the Covered Guarantors, as applicable, has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of, in the case of the Issuer, the Exchange Securities and, in the case of the Covered Guarantors, the Guarantees of the Exchange Securities. No approval by the equityholders of the Issuer, the Delaware Guarantor or any of the Illinois Corporate Guarantors or California Corporate Guarantors is required for such execution, delivery and performance.

12.                                 The Issuer and each of the Covered Guarantors has the corporate power, power of a limited liability company or power of a limited partnership, as applicable, to enter into and perform its obligations under the Transaction Documents to which it is a party.

13.                                 The execution and delivery of the Transaction Documents by the Issuer and each of the Guarantors, the performance by the Issuer and each of the Guarantors of their respective obligations thereunder and the consummation of the transactions contemplated thereby (including, without limitation, the Issuer’s issuance and sale of the Securities to you in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds”) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter, bylaws or other organizational documents of the Issuer or any the Covered Guarantors set forth on Exhibit D (which an officer of the Issuer and the Covered Guarantors has certified to us constitutes a complete list of the charters, bylaws and other organizational documents of the Issuer and each of the Covered Guarantors), (ii) the terms or provisions of any contract set forth on Exhibit E attached hereto (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), or (iii) any statute or governmental rule or regulation covered by this letter which, in our experience, is normally applicable both to general business corporations, limited liability companies or limited

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partnerships that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Issuer or the Guarantors may be subject as a result of the Initial Purchasers’ legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud, or (c) the Securities Act, the Exchange Act or the Trust Indenture Act), except for in the case of items (ii) and (iii) any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of the Issuer or the Guarantors to perform their respective obligations under the Transaction Documents.

14.                                 No consent, waiver, approval, authorization or order of any court or governmental authority of the States of Illinois, New York or California is required for the issuance and sale by the Issuer of the Securities or the issuance of the Guarantees of the Securities by the Guarantors to the Initial Purchasers or the consummation by the Issuer or the Guarantors of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

15.                                 No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 1(b) of the Purchase Agreement, and prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U. S. persons in connection with offers and sales made in reliance upon Regulation S under the Securities Act, (ii) the accuracy and completeness of the Initial Purchasers’ representations set forth in Section 1(b) of the Purchase Agreement (including Annex C thereto), and those of the Issuer and the Guarantors set forth in the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers, the Issuer and the Guarantors.

16.                                 The information in the Offering Memorandum under the headings “Description of notes,” “Registration rights” and “Certain U.S. federal income tax considerations” to

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the extent that it summarizes laws, governmental rules or regulations or documents referred to therein is correct in all material respects.

17.                                 Neither the Issuer nor any of the Guarantors is and, immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will be, an “investment company” as such term is defined in the Investment Company Act.

18.                                 Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption “Use of proceeds” will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

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Annex D-2

[Form of Opinion of Local Counsel for the Guarantors other than the Covered Guarantors]

(a)           [Each of] the Subsidiar[y][ies] has been duly organized and is validly existing and in good standing under the laws of [jurisdiction], is duly qualified to do business and is in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           [Each of] the Subsidiar[y][ies] has full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(c)           The Indenture has been duly authorized, executed and delivered by [each of] the Subsidiar[y][ies].

(d)           The Guarantees have been duly authorized, executed and delivered by [each of] the Subsidiar[y][ies], to the extent [each] such Subsidiary is a Guarantor.

(e)           The Purchase Agreement has been duly authorized, executed and delivered by [each of] the Subsidiar[y][ies] that is a party thereto.

(f)            The Registration Rights Agreement has been duly authorized, executed and delivered by [each of] the Subsidiar[y][ies] that is a party thereto

(g)           The execution, delivery and performance by the Subsidiar[y][ies] of each of the Transaction Documents to which each is a party, the issuance and sale of the Guarantees by such Subsidiar[y][ies] and compliance by the Subsidiar[y][ies] with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Subsidiar[y][ies] or (ii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (ii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(h)           No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Subsidiar[y][ies] of each of the Transaction

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Documents to which each is a party, the issuance and sale of the Guarantees such Subsidiar[y][ies] and compliance by Subsidiar[y][ies] with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

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Annex D-3

[Form of Opinion of Brian A. Loftus, General Counsel for the Company]

Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that to my actual knowledge, there is no legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that would cause me to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Time of Sale Information and the Offering Memorandum.